                                                                    Exhibit 5(c)

                   THE UNITED STATES LIFE INSURANCE COMPANY
                        IN THE CITY OF NEW YORK ("USL")

                      Administrative Center: Houston, TX
                                                                GENERATIONS(TM)
                                                                ================
                                                                Variable Annuity
                - SPECIAL REQUEST FOR SURRENDER CHARGE WAIVER -
 FOR USL EMPLOYEES WHO PURCHASE A GENERATIONS(TM) CERTIFICATE ("CERTIFICATE")
--------------------------------------------------------------------------------
INSTRUCTIONS:

  1. Complete both sections of this form.

  2. Make check payable to THE UNITED STATES LIFE Insurance Company In the City of New York.

  3. Mail GENERATIONS(TM) application, Special Request for Surrender Charge Waiver form, and check to USL.

NOTE: An application submitted for special surrender charge waiver privilege must be accompanied by this form. Certificates purchased under this privilege are not eligible for commissions. Annuity applications not accompanied by this form will be subject to all applicable certificate provisions, including surrender charges and commissions.
--------------------------------------------------------------------------------
SECTION 1--Certificate Identification
--------------------------------------------------------------------------------

Certificate Owner:                                               Joint Owner (if applicable):
                  ---------------------------------------                                    ---------------------------------------

Address:                                                         Address:
        -------------------------------------------------                 ----------------------------------------------------------


---------------------------------------------------------                 ----------------------------------------------------------


Phone: (   )                                                     Phone:  (   )
      ----------------------------------------------------             -------------------------------------------------------------


Sex: [ ] F [ ] M    Date of Birth     /     /                    Sex: [ ] F [ ] M    Date of Birth     /     /
                                 -------------------------                                         ---------------------------------

Tax I.D. or S.S. #     -     -                                   Tax I.D. or S.S. #     -     -
                  ----------------------------------------                          ------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

SECTION 2--Certificate Owner's Certification

I hereby certify to USL that:

1. I have submitted a completed and signed GENERATIONS(TM) Certificate application along with this form.

2. I am currently a full-time employee of USL.

3. This purchase is for personal investment purposes and the Certificate acquired hereunder shall not be resold.

I agree to make notification in writing of any change in my employment status. I agree not to make any additional purchase payments without surrender charges/commissions unless I am entitled to do so under the Certificate's Prospectus. I further agree that USL shall have the right at any time to verify my eligibility in this program. I understand that the privilege to purchase the Certificate without surrender charges/commissions may be modified or terminated at any time.

Signature of Employee/Certificate Owner(s):___________________________________


Date__________________________________________